        As filed with the Securities and Exchange Commission on December 5, 1996
                                                  Registration No. 33-__________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                -----------------

                                   OPTi INC.
              (Exact name of registrant as specified in its charter)

             California                             77-0220697
------------------------------------  ------------------------------------
      (State of incorporation)        (I.R.S. Employer Identification No.)


                                 888 Tasman Drive
                          Milpitas, California  95035
                    (Address of principal executive offices)

                                -----------------

                       1995 NONSTATUTORY STOCK OPTION PLAN
                        1993 DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                                -----------------

                                   JERRY CHANG
                      Chief Executive Officer and Chairman
                                   OPTi INC.
                                888 Tasman Drive
                          Milpitas, California  95035
                                 (408) 486-8000
           (Name, address and telephone number, including area code,
                             of agent for service)

                                -----------------

                                     Copy to:
                              TOR R. BRAHAM, ESQ.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                       Palo Alto, California  94304-1050

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================

       Title of           Amount    Proposed Maximum  Proposed Maximum    Amount of
    Securities to         to be      Offering Price      Aggregate       Registration
    be Registered       Registered     Per Unit*      Offering Price*        Fee*
--------------------------------------------------------------------------------------
Common Stock,
No par value
  --Reserved under the
   1993 Director Stock
   Option Plan            50,000         $5.25          $262,500.00         $90.52
  --Reserved under the
   1995 Nonstatutory
   Stock Option Plan    1,500,000        $5.25         $7,875,000.00      $2,715.52
                        =========                      =============      =========
    TOTAL               1,550,000                      $8,137,500.00      $2,806.04

================================================================================

* Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $5.25 per share which is the average of the high and low prices reported on the Nasdaq National Market on December 3, 1996.

       The Company hereby incorporates by reference in this Registration Statement the Company's Registration Statements on Form S-8, File No. 33-65756, filed July 8, 1993 and File No. 33-95236, filed August 2, 1995.

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE
        ---------------------------------------

       There are hereby incorporated by reference into this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

       (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 1996 filed pursuant to Section 15(d) of the 1934 Act.

       (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996 filed pursuant to Section 15(d) of the 1934 Act.

       (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated March 24, 1993, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), which was declared effective by the Commission on May 11, 1993, including any amendment or report filed for the purpose of updating such description.

       (e) All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
        --------------------------------------

       The validity of the Common Stock being registered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California. Tor R. Braham, a member of Wilson Sonsini Goodrich & Rosati, holds 4,000 shares of Common Stock of the Company and serves as a director of the Company. In addition, certain members and investment trusts of Wilson Sonsini Goodrich & Rosati hold options to purchase 15,000 shares of Common Stock of the Company.

Item 8. EXHIBITS
        --------

       The following additional exhibits are hereby enclosed for filing:

                 Exhibit
                 Number                         Document
                 -------  ---------------------------------------------------
                   4.1    1995 Nonstatutory Stock Option Plan

                   4.2    1993 Director Stock Option Plan

                   5.1 Opinion of Wilson Sonsini Goodrich & Rosati with respect to the securities being registered

                  23.1    Consent of Independent Auditors

                  23.2    Consent of Counsel (contained in Exhibit 5.1)

                  24.1    Power of Attorney (see pages 3 and 4)

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant, OPTi Inc., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the county of Santa Clara, State of California, on this 4th day of December, 1996.

                                   OPTi INC.



                                       /s/ Jerry Chang
                                   By:__________________________________
                                      Jerry Chang
                                      Chief Executive Officer and Chairman


                               POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry Chang and David Zacarias, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                         Title                       Date
     ---------                         -----                       ----

/s/ Jerry Chang           Chief Executive Officer and        December 4, 1996
___________________       Chairman (Principal Executive
Jerry Chang               Officer)

/s/ David Zacarias        Chief Financial Officer, Chief     December 4, 1996
___________________       Operating Officer and Secretary
David Zacarias            (Principal Accounting Officer)

/s/ Stephen Dukker        President and Director             December 4, 1996
___________________
Stephen A. Dukker

/s/ Kapil Nanda           Director                           December 4, 1996
___________________
Kapil Nanda

/s/ Tor R. Braham         Director                           December 4, 1996
___________________
Tor R. Braham

                          Director                           November __, 1996
___________________
David Lin

                          Director                           November __, 1996
___________________
Bernard Marren

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     Under

                           THE SECURITIES ACT OF 1933

                                -----------------

                                   OPTi INC.

                                -----------------

                                    EXHIBITS

================================================================================

                               INDEX TO EXHIBITS
                               -----------------


                                                                 Sequentially
   Exhibit                                                         Numbered
    Number                       Description                         Page
--------------  ---------------------------------------------  --------------
      4.1       1995 Nonstatutory Stock Option Plan

      4.2       1993 Director Stock Option Plan

      5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati with regard to the securities being registered

     23.1       Consent of Independent Auditors

     23.2       Consent of Counsel (contained in Exhibit 5.1)         --

     24.1       Power of Attorney (See pages 3 and 4)                 --